UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CHEETAH OIL & GAS LTD.
                   (Formerly Bio-American Capital Corporation)
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   333-113084
                            (Commission File Number)

                                   93-1118938
                         (I.R.S. Employer Identification
                                    Number)

                           498 Ellis Street, 2nd Floor
                   Penticton, British Columbia V2A 4M2 Canada
          (Address of principal executive offices, including zip code)

                             2005 Stock Option Plan
                            (Full Title of the Plan)

                                  Garth Braun,
                             Cheetah Oil & Gas Ltd.
                         Suite 501, 1166 Alberni Street
                         Vancouver, B.C., V6E 3Z3 Canada
                     (Name and address of agent for service)

                                  (604)684-0999
          (Telephone Number, including area code, of agent for service)

                                 with a copy to:

                   Gerald R. Tuskey, Personal Law Corporation
                        Suite 1000, 409 Granville Street
                         Vancouver, B.C. V6C 1T2 Canada
                            Telephone: (604)681-9588



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
                         CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________________________________________
                                                            Proposed            Proposed           Amount of
Title of                                                    maximum             Maximum            registration
securities to                            Amount to be       offering            aggregate          fee
be registered                            Registered (1)     price per share     offering price
_______________________________________________________________________________________________________________

Common stock, par value $.001,             3,500,000          $6.50 (2)          $22,750,000        $2,677.68
issuable upon the exercise of options       shares
that may be granted under the 2005
Stock Option Plan
_______________________________________________________________________________________________________________

(1) Pursuant to Rule 416(c), this Registration Statement also registers such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the 2005 Stock Option Plan.

(2) Based on the last sale price of a share of our common stock as reported by The Nasdaq OTC Bulletin Board on June 3, 2005 in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, this registration statement will become effective upon filing with the Securities and Exchange Commission.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

We will send or make available the documents containing the information specified in Part I of Form S-8 to individuals who participate in our 2005 Stock Option Plan. A copy of the 2005 Stock Option Plan is attached as Exhibit 4.1 to this Form S-8. The form of Stock Option Agreement for use under the 2005 Stock Option Plan is attached as Exhibit 4.2 to this Form S-8.

This registration statement relates to a maximum of 3,500,000 common shares in the capital of our company issuable upon the exercise of options granted under the 2005 Stock Option Plan.

Item 2.  Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus). Requests should be directed to the Corporate Secretary, Cheetah Oil & Gas Ltd.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of documents by Reference

The following documents that we have previously filed with the SEC are incorporated by reference in this registration statement:

1. The description of our common stock contained in the Registration Statement on Form 10SB12G (SEC file number 000-26907), filed with the Securities and Exchange Commission on May 22, 2000, including all amendments and reports for the purpose of updating such description;


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2.       Our annual report on Form 10-KSB for the fiscal year ended December 31,
         2004; and

3. Our quarterly report on Form 10-QSB for the fiscal quarter ended March 31, 2005, filed on May 16, 2005.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extend that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The consolidated financial statements of the Registrant as of December 31, 2004, have been incorporated by reference in this Registration Statement in reliance upon the report of Ernst & Young (formerly Moore Stephens Ellis Foster), independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young (formerly Moore Stephens Ellis Foster) audits and reports on financial statements of the Registrant issued at future dates, and consent to the use of their report thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

Item 4.  Description of Securities

Not Applicable

Item 5.  Interests of Named Experts and Counsel

Not Applicable

Item 6.  Indemnification of Directors and Officers

The Nevada Business Corporation Act permits Nevada corporations such as ours to include in the articles of incorporation a provision eliminating or limiting directors' exposure to liability for monetary damages for breaches of their duty of care as directors, if the director acted in good faith and with ordinary care. The act does not eliminate the directors' liability for monetary damages for acts or omissions not in good faith or involving the intentional violations of law, the improper purchase or redemption of stock, payment of improper dividends or any transaction from which the director received an improper personal benefit.

The act also permits Nevada corporations to include in the articles of incorporation a provision to indemnify any and all persons it has the power to indemnity. The act provides that a Nevada corporation may indemnify a person who was, is or is threatened to be made, a named party in a proceeding because the person is or was acting on behalf of the corporation. The indemnification by the corporation may be made if it is determined that the person conducted himself in good faith, reasonably believed that the conduct was in the corporation's best interests if the indemnitee is a director, or was at least not opposed to the corporations' best interests if the person was someone other than a director. Directors may not be indemnified if the person improperly benefited personally or the person is found liable to the corporation. The indemnification may be in respect of judgments, penalties, fines, settlements and reasonable expenses actually incurred.


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Our Bylaws  provide that Cheetah Oil & Gas Ltd.  may  indemnify,  to the fullest extent authorized or permitted by law, its officers and directors for any liability including the reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Registrant.

The Registrant has not, as of this time, obtained any directors' and/or officers' insurance providing for indemnification of the Registrant's directors, officers and/or employees for certain liabilities.

The Registrant has not entered into any indemnification agreements with any of its current or past directors or officers providing for indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, indemnification is against public policy and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred by a director, officer or controlling person in successful defense of any action, suit or proceedings, is asserted by such director, officer or controlling person in connection with the securities being offered or sold by us, we will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the federal securities law, and will be governed by the final adjudication of such case.

Item 7.  Exemption from Registration Claimed

Not Applicable

Item 8.  Exhibits
________________________________________________________________________________
Exhibit         Description
Number
________________________________________________________________________________
4.1             2005 Stock Option Plan
________________________________________________________________________________
4.2             2005 Stock Option Agreement
________________________________________________________________________________
5.1             Opinion of Clark Wilson (with consent included)
________________________________________________________________________________
23.1            Consent of Ernst & Young (formerly Moore Stephens Ellis Foster)
________________________________________________________________________________

Item 9.  Undertakings

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;


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                (ii)   To reflect in the  prospectus any facts or events arising
                       after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on this 6th day of June, 2005.

                                       CHEETAH OIL & GAS LTD.


                                       Per:
                                             /s/Garth Braun
                                             -----------------------------------
                                             Garth Braun, President and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                   Title                             Date


 /s/Garth Braun              President, C.E.O., Chairman       June 6, 2005
 -----------------------     of the Board of Directors         ---------------
 Garth Braun


 /s/Ted Kozub                Chief Financial Officer           June 6, 2005
 -----------------------     and Director                      ---------------
 Ted Kozub


 /s/Georgina Martin          Secretary, Treasurer              June 6, 2005
 -----------------------     and Director                      ---------------
 Georgina Martin





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